UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 16, 2010

CARVER BANCORP, INC.
 (Exact name of registrant as specified in its charter)

DELAWARE	1-13007	13-3904174
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

75 West 125th Street New York, NY	10027-4512
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 360-8820

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On July 16, 2010, Carver Bancorp, Inc. (“Carver” or the “Company”) issued a press release correcting the record date and payout date for the Company’s fourth quarter dividend. A press release dated July 15, 2010, indicated that Company’s Board of Directors declared a cash dividend on its common stock of two and one-half cents ($0.025) per share for the fourth quarter payable on July 30, 2010, to stockholders of record at the close of business on July 16, 2010. The press release issued on July 16, 2010 announces the corrected dates stating that the Company’s dividend for the fourth quarter will be payable on August 9, 2010 to stockholders of record as of the close of business on July 26, 2010.

A copy of the press release announcing the corrected fourth quarter dividend dates is attached as Exhibit 99.1

 Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

The following exhibits are filed as part of this report:

99.1	Press release entitled “CARVER BANCORP, INC. SETS NEW RECORD DATE AND PAYOUT DATE FOR FOURTH QUARTER DIVIDEND, dated July 16, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

DATE:  July 16, 2010

BY:	/s/ Mark A. Ricca

Mark A. Ricca
Executive Vice President, Chief Risk Officer and General Counsel